Calculation of Filing Fee Tables
S-3
BEYOND MEAT, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.0001 par value per share	457(a)	9,558,635	$ 2.78	$ 26,573,005.30	0.0001531	$ 4,068.33
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 26,573,005.30		$ 4,068.33
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,068.33
Offering Note
[1]	(1) Represents 9,558,635 shares of Beyond Meat, Inc.`s (the "Company") common stock, par value $0.0001 per share (the "common stock"), to be offered and sold from time to time by Unprocessed Foods, LLC ("Unprocessed Foods" or the "selling securityholder") issuable upon the exercise of the equivalent number of warrants granted to the selling securityholder on June 26, 2025 and September 18, 2025 in connection with the making of the Delayed Draw Term Loans (as defined in this registration statement on Form S-3 (the "Registration Statement")) pursuant to the Loan and Security Agreement, dated May 7, 2025, by and among the Company, Unprocessed Foods, the other lenders party thereto from time to time and the guarantors party thereto from time to time. (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement shall also cover any additional shares of the Company`s securities that become issuable by reason of any stock splits, stock dividend or similar transaction. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on $2.78 per share, the average of the high and low sales prices of the Company`s common stock as reported by the Nasdaq Global Select Market on September 22, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A